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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                November 6, 2000

                         VPN Communications Corporation

             (Exact name of registrant as specified in its charter)

       Nevada                      33-19345-LA                  93-0943718
   (State or other
    jurisdiction                   (Commission                (IRS Employer
   of incorporation)               File Number)            Identification No.)

              3200 Bristol Street, Suite 725, Costa Mesa, CA 92626
                    (Address of principal executive offices)

               Registrant's telephone number, including area code
                                 (714) 271-4364

                                      N/A
         (Former name or former address, if changed since last report)


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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On November 6, 2000, VPN Communications Corporation (the Company) entered into an Enforceable Letter of Intent with Paul Stevens, a related party, to sell to Mr. Stevens 1,500 shares, which constitutes all of the issued shares, of the Company's wholly owned Subsidiary VPNCOM.net (the Subsidiary).

The Company will receive, in exchange for the Subsidiary, $1 and the assumption, by Mr. Stevens, of all of the outstanding liabilities of the Subsidiary in the amount of $1,483,308. As of the date of this transaction the Subsidiary has no on-going revenue and has produced no profit.

The sale is expected to be completed by December 31, 2000.

Item 7.  FINANCIAL STATEMENTS OR EXHIBITS.

               a. FINANCIAL STATEMENTS.

                    a. Financial Statements of Subsidiary sold.

                    The required financial statements are not currently available. Pursuant to paragraph (a)(4) of Item 7, the required statements will be filed as soon as practicable, but not later than 60 days after the date the required Form 8-K is required to be filed.

                    b. Pro forma Financial Information

                    The required pro forma financial information is not currently available. Pursuant to paragraph (b)(2) of Item 7, the required pro forma financial information will be filed as soon as practicable, but not later than 60 days after the date the required Form 8-K is required to be filed.

               b. EXHIBITS.

                    10.1 ENFORCEABLE LETTER OF INTENT FOR THE FOR THE SALE AND
                         REPURCHASE OF STOCK


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SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

DATE:   NOVEMBER 17, 2000        VPN COMMUNICATIONS CORPORATION



                                 /s/ E. G. MARCHI
                                 ----------------------
                                 E. G. Marchi, Chairman, Chief Executive Officer


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EXHIBITS.

10.1   Enforceable Letter of Intent for the For the Sale and Repurchase of Stock